Exhibit 99.1
VISHAY REPORTS RESULTS FOR FOURTH QUARTER AND YEAR 2016

•	Revenues for Q4 2016 of $571 million and for year 2016 of $2,323 million
•	Operating Margin Q4 of -8.0% and year 2016 of 4.4%
•	Adjusted Operating Margin Q4 of 7.2% and year 2016 of 8.7%
•	EPS Q4 of $(0.33) and year 2016 of $0.32
•	Adjusted EPS Q4 of $0.18 and year 2016 of $0.85
•	Cash from operations for year 2016 of $296 million and capital expenditures of $135 million
•	Guidance for Q1 2017 for revenues of $575 - $615 million and gross margins of 24% - 26%

MALVERN, PENNSYLVANIA – February 7, 2016 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the year and fiscal quarter ended December 31, 2016.

Revenues for the year ended December 31, 2016 were $2,323.4 million, compared to $2,300.5 million for the year ended December 31, 2015.  Net earnings attributable to Vishay stockholders for the year ended December 31, 2016 were $48.8 million, or $0.32 per share, compared to a net loss attributable to Vishay stockholders of $(108.5) million, or $(0.73) per share for the year ended December 31, 2015.

Revenues for the fiscal quarter ended December 31, 2016 were $570.8 million, compared to $555.9 million for the fiscal quarter ended December 31, 2015.  Net loss attributable to Vishay stockholders for the fiscal quarter ended December 31, 2016 was $(48.7) million, or $(0.33) per share, compared to a net loss attributable to Vishay stockholders of $(137.8) million, or $(0.93) per share for the fiscal quarter ended December 31, 2015.

Net earnings attributable to Vishay stockholders for the fiscal quarter and year ended December 31, 2016 include a $79.3 million pre-tax non-cash charge recognized in the settlement of the Company's U.S. qualified pension plan.  As summarized on the attached reconciliation schedule, all periods presented include other items affecting comparability.  Adjusted earnings per diluted share, which exclude these items net of tax and the unusual tax items, were $0.18 and $0.85 for the fiscal quarter and year ended December 31, 2016, respectively, and $0.14 and $0.72 for the fiscal quarter and year ended December 31, 2015, respectively.

Commenting on the results for the fourth quarter 2016, Dr. Gerald Paul, President and Chief Executive Officer, stated, "Revenues for the quarter came in close to expectations when excluding exchange rate effects. Gross margin was impacted by unfavorable product mix and the effect of an inventory reduction in the quarter, mostly due to the depletion of the safety stock at MOSFETs required for the completed production move. Year over year sales of Vishay products from distribution to end customers increased."

Dr. Paul stated, commenting on the results for the year 2016, "In a generally friendly economic environment and based on our own efforts, Vishay enjoyed a fairly successful year 2016. Vishay again was able to offset the negative impact of salary increases and general inflation on its fixed costs by cost reduction. At the same time Vishay was able to successfully expand its business in Asia. Its strong cash flow enabled Vishay to increase its cash dividend, to establish a meaningful stock buyback program and to continue to rejuvenate its organization."

Commenting on the outlook Dr. Paul stated, "For the first quarter, we guide for revenues of $575 to $615 million and gross margins of 24% to 26% at constant exchange rates."

A conference call to discuss Vishay's fourth quarter and year-end financial results is scheduled for Tuesday, February 7, 2017 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 49045451.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, February 7, 2017 through 11:59 p.m. ET on Tuesday, February 14, 2017. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 49045451.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; adjusted operating margin; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, adjusted operating margin, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted operating margin and adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, repatriation of foreign earnings, cost reduction programs and their financial impact, facility locations, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in applicable domestic and foreign tax regulations and uncertainty regarding the same;  and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(In thousands, except per share amounts)

	Years ended
	December 31, 2016	December 31, 2015
	(Unaudited)

Net revenues	$2,323,431	$2,300,488
Costs of products sold	1,753,648	1,758,268
Gross profit	569,783	542,220
Gross margin	24.5%	23.6%

Selling, general, and administrative expenses	367,987	362,226
Restructuring and severance costs	19,199	19,215
Impairment of intangible assets	1,559	57,600
Impairment of goodwill	-	5,380
U.S. pension settlement charges	79,321	-
Operating income	101,717	97,799
Operating margin	4.4%	4.3%

Other income (expense):
Interest expense	(25,623)	(25,685)
Other	4,716	7,976
Gain on early extinguishment of debt	4,597	-
Gain (loss) related to Tianjin explosion	8,809	(5,350)
Total other income (expense) - net	(7,501)	(23,059)

Income before taxes	94,216	74,740

Income taxes	44,843	182,473

Net earnings (loss)	49,373	(107,733)

Less: net earnings attributable to noncontrolling interests	581	781

Net earnings (loss) attributable to Vishay stockholders	$48,792	$(108,514)

Basic earnings (loss) per share attributable to Vishay stockholders	$0.33	$(0.73)

Diluted earnings (loss) per share attributable to Vishay stockholders	$0.32	$(0.73)

Weighted average shares outstanding - basic	147,152	147,700

Weighted average shares outstanding - diluted	150,697	147,700

Cash dividends per share	$0.25	$0.24

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	December 31, 2016	October 1, 2016	December 31, 2015

Net revenues	$570,819	$591,955	$555,928
Costs of products sold	438,374	438,054	430,372
Gross profit	132,445	153,901	125,556
Gross margin	23.2%	26.0%	22.6%

Selling, general, and administrative expenses	91,532	93,916	85,509
Restructuring and severance costs	7,060	1,197	9,821
Impairment of intangible assets	-	1,559	-
U.S. pension settlement charges	79,321	-	-
Operating income (loss)	(45,468)	57,229	30,226
Operating margin	-8.0%	9.7%	5.4%

Other income (expense):
Interest expense	(6,722)	(6,165)	(5,911)
Other	2,061	(380)	116
Gain (loss) related to Tianjin explosion	8,809	-	-
Total other income (expense) - net	4,148	(6,545)	(5,795)

Income (loss) before taxes	(41,320)	50,684	24,431

Income taxes (benefit)	7,284	14,088	162,057

Net earnings (loss)	(48,604)	36,596	(137,626)

Less: net earnings attributable to noncontrolling interests	144	156	189

Net earnings (loss) attributable to Vishay stockholders	$(48,748)	$36,440	$(137,815)

Basic earnings (loss) per share attributable to Vishay stockholders	$(0.33)	$0.25	$(0.93)

Diluted earnings (loss) per share attributable to Vishay stockholders	$(0.33)	$0.24	$(0.93)

Weighted average shares outstanding - basic	146,195	146,924	147,702

Weighted average shares outstanding - diluted	146,195	149,894	147,702

Cash dividends per share	$0.0625	$0.0625	$0.0600

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	December 31, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$471,781	$475,507
Short-term investments	626,627	619,040
Accounts receivable, net	274,027	272,559
Inventories:
Finished goods	109,075	108,869
Work in process	162,311	201,045
Raw materials	109,859	110,657
Total inventories	381,245	420,571

Prepaid expenses and other current assets	110,792	99,815
Total current assets	1,864,472	1,887,492

Property and equipment, at cost:
Land	89,753	89,593
Buildings and improvements	570,932	562,171
Machinery and equipment	2,283,222	2,380,299
Construction in progress	71,777	79,910
Allowance for depreciation	(2,166,813)	(2,246,677)
	848,871	865,296

Goodwill	141,407	138,244

Other intangible assets, net	84,463	103,258

Other assets	138,588	158,696
Total assets	$3,077,801	$3,152,986

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	December 31, 2016	December 31, 2015
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$3	$4
Trade accounts payable	174,107	157,210
Payroll and related expenses	114,576	113,976
Other accrued expenses	149,131	164,336
Income taxes	19,033	22,198
Total current liabilities	456,850	457,724

Long-term debt less current portion	357,023	436,738
Deferred income taxes	286,797	305,413
Other liabilities	59,725	60,450
Accrued pension and other postretirement costs	257,789	264,618
Total liabilities	1,418,184	1,524,943

Redeemable convertible debentures	88,659	-

Equity:
Vishay stockholders' equity
Common stock	13,385	13,546
Class B convertible common stock	1,213	1,213
Capital in excess of par value	1,952,988	2,058,492
Retained earnings (accumulated deficit)	(307,417)	(319,448)
Accumulated other comprehensive income (loss)	(94,652)	(131,327)
Total Vishay stockholders' equity	1,565,517	1,622,476
Noncontrolling interests	5,441	5,567
Total equity	1,570,958	1,628,043
Total liabilities, temporary equity, and equity	$3,077,801	$3,152,986

VISHAY INTERTECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(In thousands)
	Years ended
	December 31, 2016	December 31, 2015
	(unaudited)
Operating activities
Net earnings	$49,373	$(107,733)
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	159,363	176,169
(Gain) loss on disposal of property and equipment	(4,054)	(86)
Accretion of interest on convertible debentures	4,610	4,264
Inventory write-offs for obsolescence	22,619	21,384
Impairment of goodwill and intangible assets	1,559	62,980
U.S. pension settlement charges	79,321	-
Pensions and other postretirement benefits, net of contributions	(3,282)	(3,543)
Deferred income taxes	(2,519)	118,447
Gain on early extinguishment of debt	(4,597)	-
Other	(2,220)	698
Changes in operating assets and liabilities,
net of effects of businesses acquired	(4,206)	(27,249)
Net cash provided by operating activities	295,967	245,331

Investing activities
Purchase of property and equipment	(134,635)	(147,142)
Proceeds from sale of property and equipment	5,701	2,049
Purchase and deposits for businesses, net of cash acquired	-	(6,750)
Purchase of short-term investments	(555,250)	(486,949)
Maturity of short-term investments	532,601	345,397
Sale of short-term investments	-	503
Sale of other investments	-	400
Other investing activities	2,942	(4,884)
Net cash provided by (used in) investing activities	(148,641)	(297,376)

Financing activities
Debt issuance costs	-	(3,693)
Principal payments on long-term debt and capital lease obligations	(34,044)	-
Net proceeds (payments) on revolving credit lines	(47,000)	(10,000)
Net changes in short-term borrowings	(723)	(14)
Common stock repurchases	(23,159)	-
Dividends paid to common stockholders	(33,693)	(32,506)
Dividends paid to Class B common stockholders	(3,032)	(2,911)
Excess tax benefit from RSUs vested	-	21
Proceeds from stock options exercised	356	-
Distributions to noncontrolling interests	(707)	(725)
Net cash provided by (used in) financing activities	(142,002)	(49,828)
Effect of exchange rate changes on cash and cash equivalents	(9,050)	(14,792)

Net increase (decrease) in cash and cash equivalents	(3,726)	(116,665)

Cash and cash equivalents at beginning of period	475,507	592,172
Cash and cash equivalents at end of period	$471,781	$475,507

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Years ended
	December 31, 2016	October 1, 2016	December 31, 2015	December 31, 2016	December 31, 2015

GAAP net earnings (loss) attributable to Vishay stockholders	$(48,748)	$36,440	$(137,815)	$48,792	$(108,514)

Reconciling items affecting operating margin:
Restructuring and severance costs	$7,060	$1,197	$9,821	$19,199	$19,215
Impairment of intangible assets	-	1,559	-	1,559	57,600
Impairment of goodwill	-	-	-	-	5,380
U.S. pension settlement charges	79,321	-	-	79,321	-

Reconciling items other income (expense):
Gain on early extinguishment of debt	$-	$-	$-	$(4,597)	$-
Loss (gain) related to Tianjin explosion	(8,809)	-	-	(8,809)	5,350

Reconciling items affecting tax expense (benefit):
Effects of cash repatriation program	$(165)	$(1,402)	$163,954	$(3,553)	$163,954
Additional tax expense from AOCI - pension plan	34,853	-	-	34,853	-
Effects of tax law changes	-	-	-	-	-
Effects of changes in valuation allowances	-	-	(8,888)	-	(8,888)
Effects of changes in uncertain tax positions	(8,704)	-	(2,629)	(8,704)	(2,629)
Tax effects of pre-tax items above	(27,465)	(441)	(3,141)	(29,901)	(22,468)

Adjusted net earnings	$27,343	$37,353	$21,302	$128,160	$109,000

Adjusted weighted average diluted shares outstanding	152,408	149,894	150,497	150,697	151,329

Adjusted earnings per diluted share*	$0.18	$0.25	$0.14	$0.85	$0.72

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2016	October 1, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net cash provided by operating activities	$83,339	$117,657	$91,762	$295,967	$245,331
Proceeds from sale of property and equipment	4,460	1,048	60	5,701	2,049
Less: Capital expenditures	(53,289)	(30,273)	(60,375)	(134,635)	(147,142)
Free cash	$34,510	$88,432	$31,447	$167,033	$100,238

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Years ended
	December 31, 2016	October 1, 2016	December 31, 2015	December 31, 2016	December 31, 2015

GAAP net earnings (loss) attributable to Vishay stockholders	$(48,748)	$36,440	$(137,815)	$48,792	$(108,514)
Net earnings (loss) attributable to noncontrolling interests	144	156	189	581	781
Net earnings (loss)	$(48,604)	$36,596	$(137,626)	$49,373	$(107,733)

Interest expense	$6,722	$6,165	$5,911	$25,623	$25,685
Interest income	(1,064)	(1,033)	(1,057)	(4,264)	(4,397)
Income taxes	7,284	14,088	162,057	44,843	182,473
Depreciation and amortization	40,220	40,026	41,888	159,363	176,169
EBITDA	$4,558	$95,842	$71,173	$274,938	$272,197

Reconciling items
Restructuring and severance costs	$7,060	$1,197	$9,821	$19,199	$19,215
Impairment of intangible assets	-	1,559	-	1,559	57,600
Impairment of goodwill	-	-	-	-	5,380
U.S. pension settlement charges	79,321	-	-	79,321	-
Gain on early extinguishment of debt	-	-	-	(4,597)	-
Loss (gain) related to Tianjin explosion	(8,809)	-	-	(8,809)	5,350

Adjusted EBITDA	$82,130	$98,598	$80,994	$361,611	$359,742

Adjusted EBITDA margin**	14.4%	16.7%	14.6%	15.6%	15.6%

** Adjusted EBITDA as a percentage of net revenues

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
 +1-610-644-1300